Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 20, 2026, relating to the consolidated financial statements of SINTX Technologies, Inc., and subsidiaries (collectively, the Company), as of December 31, 2025 and 2024 and for each of the years then ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Tanner LLP

Lehi, Utah
August 12, 2026